Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2007 Equity Incentive Plan of Astro-Med, Inc. of our report dated March 19, 2005, with respect to the consolidated financial statements and schedule of Astro-Med, Inc. for the year ended January 31, 2005 included in the Annual Report (Form 10-K) for the year ended January 31, 2007.

/s/ Ernst & Young LLP

Providence, Rhode Island

June 15, 2007